EXHIBIT 99.1

Magna Entertainment Corp.

337 Magna Drive
Aurora, Ontario,
Canada L4G 7K1

MAGNA ENTERTAINMENT CORP.

BORGEMENKE STEPS DOWN AS EVP, RACING

July 21, 2008, Aurora, Ontario, Canada……Magna Entertainment Corp. (“MEC”) (NASDAQ: MECA; TSX: MEC.A) announced today that Scott Borgemenke will leave his position as Executive Vice President, Racing effective July 18th.

“Scott has helped MEC move forward on a number of important operational initiatives. We very much appreciate his efforts, and we wish him well.” said Frank Stronach, MEC Chairman and Chief Executive Officer.

Scott Borgemenke stated: “MEC is a company with enormous growth opportunities. I wish my friends there nothing but success, and will continue to provide any counsel I can.  I will watch intently as the MEC team implements its strategic plan.  Unfortunately, at this point in my life, my corporate and family responsibilities conflict.”

MEC, North America’s largest owner and operator of horse racetracks, based on revenue, acquires, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry, XpressBet(R), a national Internet and telephone account wagering system, as well as MagnaBet(TM) internationally. Pursuant to joint ventures, MEC has a fifty percent interest in HorseRacing TV(R), a 24-hour horse racing television network, and TrackNet Media Group LLC, a content management company formed for distribution of the full breadth of MEC’s horse racing content.

For more information contact:

Blake Tohana
Executive Vice-President,
Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive
Aurora, Ontario L4G 7K1
Telephone: (905) 726-7493
Website: www.magnaent.com